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                                                Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 on Form S-2 to Registration Statement No. 333-22087 of GRC International, Inc. on Form S-3 of our report dated August 20, 1996, included in the Annual Report on Form 10-K of GRC International, Inc. for the year ended June 30, 1996, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

McLean, Virginia
April 29, 1997